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                                                            Exhibit 99.(h)(2)(v)

                                    AMENDMENT
                                       TO
                          SUB-ADMINISTRATION AGREEMENT

     AMENDMENT AGREEMENT, effective as of _____________, 2004 by and between ING Funds Services, LLC, a limited liability company organized under the laws of the State of Delaware (the "Administrator") and Investors Bank & Trust Company, a Massachusetts trust company ("IBT").

     WHEREAS, ING Life Insurance and Annuity Company (the "Former
Administrator") and IBT entered into a Sub-Administration Agreement dated December 14, 2001, as amended (the "Sub-Administration Agreement"); and

     WHEREAS, the Former Administrator, the Administrator and IBT entered into an Assignment and Assumption Agreement for Sub-Administration Agreement dated November 19, 2003, whereby the Administrator became Administrator to ING Partners, Inc. and agreed to assume and perform all of the Former
Administrator's rights, duties and obligations thereunder; and

     WHEREAS, the Administrator and IBT desire to amend the Sub-Administration Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

     1. APPENDIX A to the Sub-Administration Agreement is hereby deleted in its entirety and replaced with the attached AMENDED APPENDIX A.

     2. Except as amended hereby, the Sub-Administration Agreement shall remain in full force and effect.

     3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

ING FUNDS SERVICES, LLC                      INVESTORS BANK & TRUST COMPANY


By:                                          By:
   ------------------------------------         --------------------------------
     Michael J. Roland                       Name:
     Executive Vice President                Title:

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                               AMENDED APPENDIX A
                                       TO
                          SUB-ADMINISTRATION AGREEMENT

                          SERIES OF ING PARTNERS, INC.

 ING Aeltus Enhanced Index Portfolio
 ING American Century Select Portfolio
 ING American Century Small Cap Value Portfolio
 ING Baron Small Cap Growth Portfolio
 ING Fidelity(R) VIP Contrafund(R) Portfolio
 ING Fidelity(R) VIP Equity Income Portfolio
 ING Fidelity(R) VIP Growth Portfolio
 ING Fidelity(R) VIP Mid Cap Portfolio
 ING Goldman Sachs(R) Capital Growth Portfolio
 ING Goldman Sachs(R) Core Equity Portfolio
 ING JPMorgan Fleming International Portfolio
 ING JPMorgan Mid Cap Value Portfolio
 ING MFS Capital Opportunities Portfolio
 ING OpCap Balanced Value Portfolio
 ING Oppenheimer Global Portfolio
 ING Oppenheimer Strategic Income Portfolio
 ING PIMCO Total Return Portfolio
 ING Salomon Brothers Aggressive Growth Portfolio
 ING Salomon Brothers Fundamental Value Portfolio
 ING Salomon Brothers Investors Value Portfolio
 ING Salomon Brothers Large Cap Growth Portfolio
 ING T. Rowe Price Diversified Mid Cap Growth Portfolio
 ING T. Rowe Price Growth Equity Portfolio
 ING UBS U.S. Large Cap Equity Portfolio
 ING Van Kampen Comstock Portfolio
 ING Van Kampen Equity and Income Portfolio

Dated: _______________, 2004

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